As filed with the Securities Exchange Commission on March 15, 2000
                                      Registration Nos. 333-31698, 333-31698-01


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           AMENDMENT NO. 1 TO FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          PNC MORTGAGE ACCEPTANCE CORP.
      SERIES 1999-CM1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES TRUST
                                       AND
                          PNC MORTGAGE ACCEPTANCE CORP.
             (Exact name of registrant as specified in its charter)

      New York                            Applied For
      Missouri                            43-1681393
      (State or other jurisdiction        (I.R.S. Employer of
      incorporation or organization)      Identification Number)

      PNC Mortgage Acceptance Corp.       Norwest Bank Minnesota, N.A., Trustee
      210 West 10th Street, 6th Floor     Corporate Trust Department
      Kansas City, Missouri 64105         3 New York Plaza, 15th Floor
      (816) 435-5000                      New York, New York 10004
                                          Attention: Asset-Bank Securities
                                            Trust Series
                                          PNCMAC Series 1999-CM1
                                          (212) 515-5254

       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                            Douglas D. Danforth, Jr.
                          PNC Mortgage Acceptance Corp.
                         210 West 10th Street, 6th Floor
                           Kansas City, Missouri 64105
                                 (816) 435-5000
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                    Copy to:

                              Patrick J. Respeliers
                                 Stephen W. Grow
                            Morrison & Hecker L.L.P.
                                2600 Grand Avenue
                           Kansas City, Missouri 64108
                                 (816) 691-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                   Proposed
                                    Proposed        Maximum        Amount of
    Title of                         Maximum       Aggregate     Registration
 Securities to    Amount to be   Offering Price     Offering          Fee
 be Registered     Registered     Per Security       Price
--------------------------------------------------------------------------------
Mortgage Pass
Through
Certificates          (1)              (1)            (1)             (2)
--------------------------------------------------------------------------------


(1) This Registration Statement registers an indeterminate amount of securities to be offered and sold in secondary market-making transactions by PNC Capital Markets, Inc., an affiliate of PNC Mortgage Acceptance Corp., with respect to those classes of the PNC Mortgage Acceptance Corp.'s series 1999-CM1 commercial mortgage pass-through certificates that were previously registered under Registration Statement No. 333-60749.
(2) The Registration Fee has been previously paid by PNC Mortgage Acceptance Corp. under Registration Statement No. 333-60749 and pursuant to Rule 429 no additional filing fee is required with this registration statement.


The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     Part II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

SEC Registration Fee.................................         N/A
NASD Filing Fee......................................         N/A
Legal Fees and Expenses..............................  $20,000.00
Accounting Fees and Expenses.........................         N/A
Trustee's Fees and Expenses (including counsel fees).         N/A
Blue Sky Qualification Fees and Expenses.............         N/A
Printing and Engraving Fees..........................  $20,000.00
Rating Agency Fees...................................         N/A
Miscellaneous........................................  $ 5,000.00
                                                      -----------

Total................................................  $45,000.00
                                                       ==========

Item 15.   Indemnification of Directors and Officers

      The Pooling and Servicing Agreement for the PNC Mortgage Acceptance Corp Series 1999-CM1 Commercial Mortgage Pass-Through Certificates provides that the Trust Fund will indemnify the Depositor, the Master Servicer, the Special Servicer and any owner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer against loss, liability or expense incurred in connection with any legal action relating to the Pooling and
Servicing  Agreement or the Certificates  except any loss,  liability or expense
(i) specifically required to be borne by that party under the Pooling and Servicing Agreement or (ii) incurred by reason of the party's willful misfeasance, misrepresentation, bad faith, fraud or negligence or (in the case of the Master Servicer and Special Servicer) a breaching of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement also provides indemnification by the Master Servicer and the Special Servicer of the Trustee, its directors, officers, employees and agents for certain expenses and costs relating to the Master Servicer's or Special Servicer's willful misconduct, bad faith, fraud, misrepresentation and/or negligence in performing its duties or negligent disregard of its obligations and duties.

      The Pooling and Servicing Agreement also provides indemnification by the Trust Fund of the Trustee, its directors, officers, employees and agents for certain losses and expenses that constitute "unanticipated expenses incurred by the REMIC" other than those that arise from the Trustee's negligence, misrepresentation, fraud, bad faith or willful misconduct, that the Trustee is specifically required to bear by the Pooling and Servicing Agreement or that are paid by the Master Servicer or Special Servicer under the indemnification provision summarized in the immediately preceding paragraph.

      Section 355 of the General and Business Corporation Law of Missouri empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 355 provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

      Section 355 of the General and Business Corporation Law of Missouri further provides that a corporation may give any further indemnity, in addition to the indemnity set forth above to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Articles of Incorporation of PNC Mortgage Acceptance Corp. contain a provision requiring the registrant to indemnify each such person to the extent his or her conduct is not adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

      PNC Mortgage Acceptance Corp. is authorized to purchase liability insurance for its directors and officers if it has not currently obtained such a policy.

      Reference is made to the Underwriting Agreement filed as Exhibit 1.1 hereto for provisions relating to the indemnification of directors, officers and controlling persons against certain liabilities including liabilities under the Securities Act of 1933, as amended. Pursuant to the Underwriting Agreement, the underwriters will indemnify and hold harmless PNC Mortgage Acceptance Corp. and each person, if any, who controls PNC Mortgage Acceptance Corp. within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Act of 1934, as amended, against any and all losses, claims, damages or liabilities, joint or several, to which they may become liable under the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus or prospectus supplement or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, but only with reference to written information furnished to PNC Mortgage Acceptance Corp. by or on behalf of the underwriters specifically for use in connection with the preparation of the documents referred to in the foregoing indemnity.

Item 16.   Exhibits and Financial Statements

(a) Exhibit


1.1*      Underwriting  Agreement (filed as Exhibit 1.1 to Form 8-K filed by PNC
          Mortgage   Acceptance  Corp.  Series  1999-CM1   Commercial   Mortgage
          Pass-Through Certificates Trust on December 17, 1999).

3.1*      Restated Articles of Incorporation of the registrant (filed as Exhibit
          3.1 to registration statement No. 333-95447).

3.2*      Restated   bylaws  of  the   registrant   (filed  as  Exhibit  3.2  to
          registration statement No. 333-95447).

4.1* Pooling and Servicing Agreement (filed as Exhibit 4.1 to Form 8-K filed by PNC Mortgage Acceptance Corp. Series 1999-CM1 Commercial Mortgage Pass-Through Certificates Trust on December 17, 1999).

5.1**     Opinion of Morrison & Hecker L.L.P. as to legality.

8.1**     Opinion of Morrison & Hecker L.L.P. as to certain tax matters.

23.1**    Consent of Morrison & Hecker L.L.P. (included in Exhibits 5.1 and
          8.1).

24.1**    Power of Attorney.
---------------------------
*Incorporated by reference.
** Previously filed.


(b) Financial Statements

All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.   Undertakings

      A.   Undertaking pursuant to Rule 415.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. Undertaking Concerning Filings Incorporating Subsequent Exchange Act Documents by Reference.

      The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.   Undertaking in Respect of Indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 (including that the security rating requirement will be met by the time of sale of any securities registered hereunder) and have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on March 15, 2000.

      TRUST CREATED BY PNC MORTGAGE ACCEPTANCE CORP. (under a Pooling & Servicing Agreement dated as of December 1, 1999 which Trust is the issuer of Commercial Mortgage Pass-Through Certificates, Series 1999-CM1).

      By: PNC Mortgage Acceptance Corp., not in its individual capacity but solely as a duly authorized agent of the Trust pursuant to Section 3.20 of the above referenced Pooling and Servicing Agreement dated as of December 1, 1999.

                   By: /s/ Lawrence D. Ashley
                      -------------------------
                      Lawrence D. Ashley
                      Senior Vice President


      PNC MORTGAGE ACCEPTANCE CORP.

                          By: /s/ Lawrence D. Ashley
                             -------------------------
                              Lawrence D. Ashley
                              Senior Vice President


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                 Position                                      Date

*/s/ Douglas D. Danforth, Jr.      Director and President         March 15, 2000
-----------------------------      of PNC Mortgage
Douglas D. Danforth, Jr            Acceptance Corp.
                                   (Principal Executive Officer)

*/s/ Vince Beckett                 Chief Financial Officer of     March 15, 2000
------------------------------     PNC Mortgage Acceptance Corp.
Vince Beckett                      (Principal Financial and
                                   Accounting Officer)

*/s/ Cathrine Nix                  Director of PNC Mortgage       March 15, 2000
------------------------------     Acceptance Corp.
Cathrine Nix


*/s/ Jeffrey E. Johnson            Director of PNC Mortgage       March 15, 2000
------------------------------     Acceptance Corp.
Jeffrey E. Johnson


*By: /s/ Lawrence D. Ashley
    --------------------------
     Lawrence D. Ashley
     Attorney-in-Fact





                                      S-1